SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 9, 2000

THE GEON COMPANY
(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio	44012

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    440-930-1001

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company’s (NYSE: GON) Board of Directors ratified The Geon Company Share Ownership Trust established as of May 5, 2000. Further information about the transaction is included in Exhibit 99.1.

Item 7(c).   Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of May 9, 2000 announcing that The Geon Company’s (NYSE: GON) Board of Directors ratified The Geon Company Share Ownership Trust established as of May 5, 2000.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By \s\ Gregory L. Rutman

Secretary
Dated May 9, 2000